Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ELECTROMEDICAL TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE THIRD DAY OF DECEMBER, A.D. 2020, AT 5:21 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6521026 8100
SR# 20208553957

Authentication: 204232410
Date: 12-04-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:21 PM 12/03/2020
FILED 05:21 PM 12/03/2020
SR 20208553957 - File Number 6521026

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Electromedical Technologies, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " FOURTH " so that, as amended, said Article shall be and read as follows:

> The aggregate number of shares which the Corporation shall have the authority to issue is one hundred and twenty six million (126,000,000), including One Hundred and Twenty-Five Million (125,000,000) shares of capital stock designated "Common Stock" with a par value of $0.00001 per share and One Million (1,000,000) shares designated as "Series A Preferred' Shares, par value $0.00001 per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 3rd day of December, 2020.

By: [signature]
Authorized Officer

Title: Sole Director, Chief Executive Officer

Name: Matthew Wolfson
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